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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                       KIWI INTERNATIONAL AIR LINES, INC.
             (Exact name of registrant as specified in its charter)
                                 _______________

            New Jersey                                    22-3158467
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                Hemisphere Center
                               Routes 1 & 9 South
                            Newark, New Jersey 07114
               (Address, including zip code, including area code,
                  of registrant's principal executive offices)

      KIWI INTERNATIONAL AIR LINES, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                    JAMES E. PLAYER, CHIEF FINANCIAL OFFICER,
                              SECRETARY & TREASURER
                                HEMISPHERE CENTER
                               ROUTES 1 & 9 SOUTH
                            NEWARK, NEW JERSEY 07114
             (Name, Address, including zip code and telephone number
                   including area code, of agent for service)

                               ___________________

                                   COPIES TO:
                             DOUGLAS R. BROWN, ESQ.
                           NORRIS, MCLAUGHLIN & MARCUS
                           A PROFESSIONAL CORPORATION
                                721 ROUTE 202-206
                                  P.O. BOX 1018
                            SOMERVILLE, NJ 08876-1018
                                 (908) 722-0700

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                      Proposed       Proposed
                         Amount        Maximum        Maximum         Amount of
Title of Securities       to be    Offering Price    Aggregate      Registration
 to be Registered      Registered    Per Share     Offering Price(1)    Fees
- --------------------------------------------------------------------------------
Class A Common Stock,
 no par value
 per Share             3,400,000        1.00         $3,400,000        $1,173

Class C Common Stock,
 no par value
 per Share               100,000        1.00           $100,000          $35

Voting Trust
 Certificates
 representing such
 Shares of
 Class A Common Stock  3,400,000        ----             ----           ----
- --------------------------------------------------------------------------------

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of the product resulting from multiplying 3,500,000, the number of shares registered by this Registration Statement as to which stock awards may be granted under the KIWI International Air Lines, Inc. 1996 Employee Stock Purchase Plan, by $1.00, the price per share at which the Registrant contemplates making an initial grant of awards under the Plan. There is no market for the securities to be offered, and such securities have a negative book value.

                               TABLE OF CONTENTS



Item 1.  Plan Information ..................................................  *

Item 2.  Registrant Information and Employee Plan Annual Information .......  *

Item 3.  Incorporation of Documents by Reference ...........................  2

Item 4.  Description of Securities .........................................  2

Item 5.  Interests of Named Experts and Counsel ............................  3

Item 6.  Indemnification of Directors and Officers .........................  3

Item 7.  Exemption from Registration Claimed ...............................  4

Item 8.  Exhibits ..........................................................  4

Item 9.  Undertakings ......................................................  5





* Separately given to participants, if applicable. Pursuant to the Commission's Rule 428, which relates to a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

         Omitted.

Item 2.  Registrant Information and Employee Plan Annual Information

         Omitted.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by KIWI International Air Lines, Inc. (the "Company") with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

          (c) The description of the Company's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby has been passed on for the Company by Norris, McLaughlin & Marcus, P.A., Somerville, New Jersey. Certain members of the firm beneficially own, in the aggregate, $150,000 principal amount of the Company's 10% Convertible Subordinated Secured Notes due June 1, 1996, and Warrants to purchase 30,000 shares of the Company's Class C Common Stock at $5.00 per share.

Item 6.  Indemnification of Directors and Officers

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

     The Certificate of Incorporation of the Company provides, as permitted by the NJBCA, that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders other than a breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of improper personal benefit.

     The Certificate of Incorporation and the By-Laws provide that the Company shall indemnify each officer and director of the Company (and each officer and director of another entity who was serving at the request of the Company) who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or its shareholders; and with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful. They further provide that the Company shall indemnify each such officer and director in any derivative action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or its shareholders; except that no indemnification shall be made in respect to any such derivative action, suit or proceeding as to which he shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duties to the Company (unless and only to the extent that the court in which such action or suit is brought shall determine, upon application, that, despite the adjudication of liability, but in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper). The

Certificate of Incorporation and the By-Laws also provide that costs in defending any action, suit or proceeding referred to above may be paid by the Company in advance of the final disposition thereof under certain circumstances.

     The Company has entered or offered to enter into an Indemnification Agreement with each director of the Company under which the Company is obligated to indemnify such person for damages, costs and expenses: (i) under substantially the same circumstances for which indemnification is required or permitted under the Company's Certificate of Incorporation and By-Laws and (ii) otherwise incurred unless by reason of a breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of improper personal benefit. Such Indemnification Agreement also provides that any future change to the Company's Certificate of Incorporation or By-laws which has the effect of denying or diminishing any person's right to indemnification from the Company may not be applied retroactively.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         4(a)  KIWI International Air Lines, Inc. 1996 Employee Stock Purchase
               Plan

         4(b) Certificate of Incorporation provision defining rights of Class A and Class C Common Stock, incorporated by reference to Exhibit
               4.3 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         4(c) Form of Shareholders' Agreement dated October 1, 1992 (relating to Class A Common Stock), incorporated by reference to Exhibit
               4.4 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         4(d) Form of Voting Trust Agreement dated as of October 1, 1992, incorporated by reference to Exhibit 9.1 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         4(e)  Form of Voting Trust Certificate, incorporated by reference to
               Exhibit 9.2 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         5     Opinion of Norris, McLaughlin & Marcus, P.A.

         23(a) Consent of Arthur Andersen LLP

         23(b) Consent of Norris, McLaughlin & Marcus (included in Exhibit 5)

         24    Power of Attorney (included on signature page)

Item 9.  Undertakings

         (a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey on the 2nd day of May, 1996.

                                      KIWI INTERNATIONAL AIR LINES, INC.

                                      By: /s/ JOHN G. MURPHY
                                         ------------------------------
                                         John G. Murphy
                                         President and Chief
                                         Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Murphy and James E. Player, and either of them (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

/s/ JOHN G. MURPHY                     President                     May 2, 1996
- ------------------------------------   (Principal Executive
          John G. Murphy               Officer)



/s/ JAMES E. PLAYER                    Chief Financial Officer,      May 2, 1996
- ------------------------------------   ecretary and Treasurer
         James E. Player               (Principal Financial and
                                       Accounting Officer)



/s/ JOHN P. ANDERSON                   Director                      May 2, 1996
- ------------------------------------
         John P. Anderson

/s/ JACK E. GRAY                       Director                      May 2, 1996
- ------------------------------------
         Jack E. Gray



/s/ DONALD GRISHAM                     Director                      May 2, 1996
- ------------------------------------
         Donald Grisham



/s/ JAMES HAWKS                        Director                      May 2, 1996
- ------------------------------------
         James Hawks



- ------------------------------------   Director                    _______, 1996
         Dumitru Cucu



- ------------------------------------  Director                     _______, 1996
         Russell Thayer



/s/ JAMES B. ROBBINS                   Director                   April 30, 1996
- ------------------------------------
         James B. Robbins



                                       Director                    _______, 1996
- ------------------------------------
         Alan Halpert


/s/ BERNARD MANN                       Director                      May 2, 1996
- ------------------------------------
         Bernard Mann



                                      Director                     _______, 1996
- ------------------------------------
         Norton Waltuch


                                       Director                   ________, 1996
- ------------------------------------
         Cecelia B. Hallman


/s/ FRED BARBER                        Director                      May 2, 1996
- ------------------------------------
         Fred Barber

                                  EXHIBIT INDEX

       Exhibit                         Description
       -------                         -----------
         4(a)  KIWI International Air Lines, Inc. 1996 Employee Stock Purchase
               Plan

         4(b) Certificate of Incorporation provision defining rights of Class A and Class C Common Stock, incorporated by reference to Exhibit
               4.3 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         4(c) Form of Shareholders' Agreement dated October 1, 1992 (relating to Class A Common Stock), incorporated by reference to Exhibit
               4.4 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         4(d) Form of Voting Trust Agreement dated as of October 1, 1992, incorporated by reference to Exhibit 9.1 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         4(e)  Form of Voting Trust Certificate, incorporated by reference to
               Exhibit 9.2 of the Company's Registration Statement on Form 10 filed with the Commission on July 12, 1995 (File No. 0-26106).

         5     Opinion of Norris, McLaughlin & Marcus, P.A.

         23(a) Consent of Arthur Andersen LLP

         23(b) Consent of Norris, McLaughlin & Marcus (included in Exhibit 5)

         24    Power of Attorney (included on signature page)